Exhibit 10.2
[EXECUTION COPY]
SENIOR MANAGEMENT AGREEMENT
          THIS SENIOR MANAGEMENT AGREEMENT (this “Agreements” is made as of June 2, 2006, by and among Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the “Company”), Aurora Diagnostics, LLC, a Delaware limited liability company (“Employer”), and James C. New (“Executive”).
          WHEREAS, the Company and Executive desire to enter into an agreement pursuant to which Executive will subscribe for, and the Company will grant to Executive, 4,500 of the Company’s Class B Units (the “Class B Units”) and Executive will purchase from the Company, and the Company will sell to Executive, 5,000 of the Company’s Class C Units (the “Class C Units”). All Class B Units and Class C Units acquired by Executive are referred to herein as “Executive Securities.” Certain definitions are set forth in Section 9 of this Agreement;
          “WHEREAS, the Company, Employer and Executive mutually desire to enter into an agreement pursuant to which Employer will employ Executive; and
          WHEREAS, the execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of the Company’s Class A Units by Summit Ventures VI-A, L.P., SV VI-B Aurora Holdings, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P., Summit Investors VI, L.P., Summit Partners Private Equity Fund VII-A, L.P., and SPPE VII-B Aurora Holdings, L.P., each a Delaware limited partnership (the “Summit Funds”), and any other investment fund managed by Summit Partners, L.P., a Delaware limited partnership (“SPLP”), that at any time executes a counterpart to the Purchase Agreement (as defined below) or otherwise agrees to be bound thereby (collectively, the “Summit Investors” and each, a “Summit Investor”), and GSO Special Situations Fund LP, a Delaware limited partnership, and GSO Sumnostics Holdings (US), Inc., a Delaware corporation (collectively, the “GSO Investors” and, together with the Summit Investors, the “Investors”), pursuant to a Unit Purchase Agreement between the Company and the Investors dated as of the date hereof (the “Purchase Agreement”). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
PROVISIONS RELATING TO EXECUTIVE SECURITIES
          1. Purchase and Sale of Executive Securities.
          (a) Upon execution of this Agreement (the “Closing”), Executive will subscribe for, and the Company will grant, 4,500 Class B Units (the “Founders Units”) and Executive will purchase, and the Company will sell, 5,000 Class C Units (the “Co-Invest Units”) at a price of $6.8376 per Unit, or $34,188.04 in the aggregate. The Company will deliver to Executive a copy of the certificate(s) representing such Executive Securities and the aggregate purchase price payable for the Co-Invest Units acquired at the Closing shall be paid by Executive’s delivery to the Company of (i) a cashier’s or certified check or wire transfer of immediately available funds in an amount equal to 50% of the aggregate purchase price (i.e., $17,094.02) and (ii) a promissory note in the form attached hereto as Exhibit A in the face amount of 50% of the aggregate purchase price (i.e., $17,094.02). Concurrently with the execution of this Agreement, the Company and Executive shall enter into and execute the Executive Unit Pledge

Agreement in the form of Exhibit B attached hereto (the “Pledge Agreement”) with respect to the Co-Invest Units. The parties acknowledge and agree that it is contemplated that Executive shall subsequently sell, transfer and assign up to 2,000 of such Class C Units to Persons who at the time of such sale, transfer and assignment are employees of the Company or its Subsidiaries who acquire such Class C Units under the terms of Equity Agreements approved by the Board; provided that Executive shall sell, transfer and assign up to 2,000 of such Class C Units as and when reasonably requested by the Board in connection with the hiring of senior executives of the Company and Employer, subject to the consent of Executive, not to be unreasonably withheld, conditioned or delayed.
          (b) Upon the making of additional capital contributions to the Company from time to time after the date hereof by the Summit Investors with respect to the Company’s Class A Units held by the Investors pursuant to Section lB(b) of the Purchase Agreement (each such contribution, a “Subsequent Closing”), Executive will make additional capital contributions to the Company with respect to Executive’s Class C Units in an amount per Unit equal to 50% of the capital contributions per Class A Unit made by the Summit Investors at such Subsequent Closing (as adjusted from time to time as a result of unit splits, unit dividends, recapitalizations and similar events and calculated for this purpose net of any capital contributions by the holders of Class A Units to finance the promissory notes issued pursuant to the terms of this Agreement or any similar Equity Agreement in connection with the Class C Units) multiplied by the number of Class C Units issued to Executive at the Closing (with it being understood that such number shall be reduced to the extent Executive sells, transfers and assigns a portion of his Class C Units as described above). Any such additional capital contributions by Executive shall be funded by delivery of (i) a cashier’s or certified check or wire transfer of immediately available funds in an amount equal to 50% of the aggregate capital contribution and (ii) a promissory note in the form attached hereto as Exhibit A in the face amount of 50% of the aggregate capital contribution. Notwithstanding the foregoing, the maximum aggregate capital contributions that Executive shall be required to make pursuant to this Section 1(b) shall be $3,750,000 (with it being understood that such aggregate amount shall be reduced proportionately to as low as $2,250,000 if Executive sells, transfers and assigns 2,000 of his Class C Units as described above), less the aggregate purchase price paid for Executive’s Class C Units set forth in Section 1(a). Each Subsequent Closing shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on not less than five days prior notice to Executive. This Section 1(b) shall terminate upon the first to occur of (i) the fifth anniversary of the date hereof, (ii) the consummation of a Liquidity Event (as defined in the LLC Agreement) and (iii) the consummation of a Public Offering.
          (c) Within 30 days after the purchase of the Founders Units and Co-Invest Units hereunder, Executive will make effective elections with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit C-l and Exhibit C-2 attached hereto. The parties acknowledge and agree that upon the filing of the foregoing elections, Executive shall be deemed to have complied with the requirements of Section 3.1(e) of the LLC Agreement.
          (d) Until released upon the occurrence of a Liquidity Event or a Public Offering as provided below, all certificates evidencing any Founders Units that are unvested shall be held by the Company for the benefit of Executive and the other holder(s) of Executive Securities; provided, however, that certificates representing the Founders Units shall be released when all of the Founders Units represented by such certificates are fully vested. Upon the occurrence of a Liquidity Event or a Public Offering, the Company will return all certificates in its possession evidencing Executive Securities to the record holders thereof. Upon a Separation, the Company will return to Executive all certificates in its possession evidencing Vested Founders Units not otherwise acquired pursuant to the terms of Section 3.

          (e) In connection with the subscription and grant of the Founders Units, and the purchase and sale of the Co-Invest Units, Executive represents and warrants to the Company that:
          (i) The Executive Securities to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.
          (ii) Executive is an executive officer of the Company and/or Employer, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.
          (iii) Executive is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission.
          (iv) Executive is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
          (v) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and has had full access to such other information concerning the Company as he has requested.
          (vi) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive, and Executive’s services for and on behalf of the Company and its Subsidiaries, have not, does not and will not conflict with, violate or cause a breach of any judgment, order or decree to which Executive is subject or, to Executive’s actual knowledge after reasonable investigation (but without any duty to consult with any prior employer), any agreement, contract or instrument to which Executive is a party.
          (vii) Executive is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement, other than that certain Amended and Restated Employment Agreement by and between Ameripath, Inc. and Executive, dated December 8, 2002.
          (viii) Executive is a resident of the State of Florida.
          (f) As an inducement to the Company to issue the Executive Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Securities to Executive nor any provision contained in this Section 1 shall entitle or require Executive to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company, Employer or their respective Subsidiaries to terminate Executive’s employment at any time for any reason (but subject to the terms of this Agreement).
          (g) Concurrently with the execution of this Agreement, Executive shall execute in blank ten security transfer powers in the form of Exhibit D attached hereto (the “Security Powers”) with respect to the Executive Securities and shall deliver such Security Powers to the Company. The Security Powers shall authorize the Company to assign, transfer and deliver the Executive Securities to the appropriate acquiror thereof pursuant to and in accordance with the express provisions of Section 3 below or Sections 9.4 or 9.10 of the LLC Agreement and under no other circumstances. Neither the Company nor any Investor shall have the right to take any action in connection with any such Security Powers without first giving Executive at least five (5) business days’ advance written notice describing the specific action to be taken and the timing of the action that is to be taken.
          (h) At the Closing, Executive shall become a party to the LLC Agreement in the capacity of a Management Investor (as defined in the LLC Agreement). For purposes of Section 3.1(d) of the LLC Agreement, Executive shall be entitled to preemptive rights with respect to his Executive Securities following a Separation arising as a result of a termination without Cause or a resignation with Good Reason (but not if the Separation is for any other reason).
          2. Vesting of Founders Units.
          (a) Except as otherwise provided in Section 2(b), the Founders Units shall vest ratably on a monthly basis over the thirty-six (36) month period following the Closing for so long as Executive remains employed by the Company or any of its Subsidiaries. More specifically, beginning with the month of May 2006, 2.7778% of the Founders Units granted to Executive hereunder shall vest on the last day of each calendar month such that executive shall be vested in 100% of the Founders Units on May 31, 2009.
          (b) Upon the occurrence of a Liquidity Event or a Public Offering, all Founders Units which have not yet become vested shall become vested as of the date of consummation of the Liquidity Event or Public Offering, if, as of such date, Executive has been continuously employed by the Company, Employer or any of their Subsidiaries from the date of this Agreement through the consummation or effectiveness of such Liquidity Event or Public Offering. In addition, all Founders Units which have not yet become vested shall become vested as of the effective date of a Separation as a result of a termination without Cause or a resignation with Good Reason.
          (c) Founders Units that have become vested are referred to herein as “Vested Founders Units.” All Founders Units that have not vested are referred to herein as “Unvested Founders Units.”
          3. Repurchase Option.
          (a) The Vested Founders Units and the Co-Invest Units (in each case whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors under the circumstances and pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”). The Company may assign its repurchase rights set forth in this Section 3 to any Person. In the event of (i) a Separation resulting from a termination for Cause, all Founders Units (whether vested or unvested and whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) shall be immediately and permanently forfeited and canceled and shall cease to be outstanding, and Executive’s rights as a holder of such Units shall automatically and immediately expire, and (ii) a Separation resulting from a resignation without Good Reason or death or Disability, all Unvested Founders Units granted to Executive pursuant to this Agreement (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) shall be immediately and permanently forfeited and canceled and shall cease to be outstanding, and Executive’s rights as a holder of such Units shall automatically and immediately expire.
          (b) In the event of a Separation resulting from or by way of:

          (i) a termination for Cause, the purchase price for each Co-Invest Unit (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be the lesser of (A) Executive’s Original Cost for such Unit and (B) the Fair Market Value of such Unit as of the Separation Date;
          (ii) a voluntary resignation without Good Reason, the purchase price for each Co-Invest Unit and Vested Founders Unit (in each case, whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be the Fair Market Value of such Unit as of the Separation Date;
          (iii) a termination without Cause or a resignation with Good Reason, the purchase price for each Founders Unit that became vested as a result of such Separation pursuant to the second sentence of Section 2(b) (in each case, whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be the Fair Market Value of such Unit as of the Separation Date; and
          (iv) death or Disability, a termination without Cause or resignation for Good Reason, the Co-Invest Units and the Vested Founders Units (other than such Vested Founders Units subject to repurchase pursuant to Section 3(b)(iii)) (in each case, whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will not be subject to repurchase by the Company or the Investors pursuant to this Section 3.
          (c) In the event of a Separation described in Sections 3(b)(ii). 3(b)(ii) or 3(b)(iii) above, the Company (with the approval of the Board) may elect to purchase all or any portion of the Co-Invest Units and/or Vested Founders Units eligible for purchase pursuant to this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within six months and 10 days after the Separation. The Repurchase Notice will set forth the number of Co-Invest Units and/or Vested Founders Units to be acquired from each holder, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction. The number of Co-Invest Units and/or Vested Founders Units to be repurchased by the Company shall first be satisfied to the extent possible from the Co-Invest Units and/or Vested Founders Units held by Executive at the time of delivery of the Repurchase Notice. If the number of Co-Invest Units and/or Vested Founders Units then held by Executive is less than the total number of Co-Invest Units and/or Vested Founders Units, as applicable, that the Company has elected to purchase, the Company shall purchase the remaining Co-Invest Units and/or Vested Founders Units elected to be purchased from the other holder(s) of Executive Securities under this Agreement (i.e., Executive’s permitted transferees), pro rata according to the number and type of Executive Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Unit). The number of Co-Invest Units and/or Vested Founders Units to be repurchased hereunder will be allocated among Executive and the other holders of Executive Securities (if any) pro rata according to the number of Units to be purchased from such Person.
          (d) If for any reason the Company does not elect to purchase all of the Co-Invest Units and/or Vested Founders Units pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Co-Invest Units and/or Vested Founders Units that the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event within five months after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within six months and 10 days after the Separation. If the Investors elect to purchase an aggregate number greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of Class A Units owned by each Investor. As soon as practicable, and in any event within ten days, after the expiration of the six-month and ten-day period set forth above, the Company shall notify each holder of Executive Securities as to the number of units being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Securities, the Company shall also deliver written notice to each Investor setting forth the number of Units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.
          (e) The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Executive Securities to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any promissory note executed by Executive pursuant to Section 1(a) and Section 1(b) in connection with his acquisition of Co-Invest Units, and will pay the remainder of the purchase price by a check or wire transfer of funds. Each Investor will pay for the Executive Securities purchased by it by a check or wire transfer of funds. The Company and the Investors will only be entitled to receive representations and warranties from the sellers regarding ownership and authority.
          (f) Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Executive Securities is finally determined to be an amount at least 20% greater than or lesser than the per Unit repurchase price for such Unit of Executive Securities in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Executive Securities elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Executive Securities during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a Unit of Executive Securities was finally determined to be an amount at least 20% greater than or lesser than the per Unit repurchase price for Executive Securities set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.
          (g) In the event Executive fails to make any of the capital contributions that he is required to make from time to time pursuant to Section 1 (b) above (a “Triggering Event”) following a Separation, the Co-Invest Units purchased by Executive (whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be subject to the provisions of Section 3.1(a) of the LLC Agreement (which shall be the sole remedy in the case of a Triggering Event) but such failure shall not be deemed to be a breach of this Agreement (but with it being understood that any failure to make any such capital contributions prior to a Separation shall constitute a breach of this Agreement); provided that upon the occurrence of a Triggering Event, Executive shall be deemed to have permanently and irrevocably forfeited his right to make any additional capital contributions to the Company at any Subsequent Closing.
          (h) The provisions of this Section 3 will terminate with respect to the Executive Securities upon the consummation of a Public Offering or a Liquidity Event.
          4. Restrictions on Transfer of Executive Securities. The holders of Executive Securities shall not Transfer any interest in any Executive Securities, except pursuant to (i) the provisions of Section 3 hereof or (ii) the provisions of Article IX of the LLC Agreement.

          5. Legend. The certificates representing the Executive Securities will bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JUNE 2, 2006, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY AND OTHER PARTIES, DATED AS OF JUNE 2, 2006, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
PROVISIONS RELATING TO EMPLOYMENT
          6. Employment. Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon his separation pursuant to Section 6(c) hereof (the “Employment Period”).
          (a) Position and Duties. During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company and Employer (with it being understood that if Executive is not appointed as the President of any particular Subsidiary, such appointed officer shall report to Executive during the Employment Period) and shall have the normal duties, responsibilities and authority implied by such position and that which an officer of a Delaware corporation with such titles would have, including, without limitation, supervisory control over the daily operations of the Company and Employer and the primary responsibility for the identification, negotiation, completion and integration of any acquisitions made by the Company, Employer or their Subsidiaries, subject to the power and authority of the Board, including, without limitation, to override actions of the President and Chief Executive Officer. Executive shall report to the Board, and, except during permitted vacation time, any periods of illness and authorized leaves of absence, Executive shall devote substantially all of his business time and attention to the business and affairs of the Company, Employer and their Subsidiaries. The foregoing shall not, however, preclude Executive from (i) engaging in appropriate civic, charitable or religious activities, (ii) devoting a reasonable amount of time to personal finance activities or (iii) from providing incidental assistance to family members on matters of unrelated family business, in each case so long as the foregoing activities and service do not conflict with or interfere in any material respect with Executive’s duties or responsibilities to the Company and Employer and their respective Subsidiaries. Executive shall perform his duties, responsibilities and functions to the Company and its Subsidiaries hereunder in a faithful and diligent manner. In performing his duties and exercising his authority under this Agreement, Executive shall support and implement the business and strategic plans approved from time to time by the Board.
          (b) Salary. Bonus and Benefits. During the Employment Period, Employer will pay Executive a base salary of $375,000 per annum, which amount shall be reviewed at least annually by the Board but any increase shall be at the sole discretion of the Board (as adjusted, the “Annual Base Salary”). During the Employment Period, Executive shall be eligible for an annual bonus (“Annual Bonus”) in an amount up to 100% of the Annual Base Salary then in effect based upon the achievement by the Company, Employer and their Subsidiaries of financial and other objectives set by the Board in consultation with Executive in conjunction with the annual budgetary process contemplated by Section 3A(e) of the Purchase Agreement (with any such Annual Bonus for 2006 to be pro rated based on the portion of the 2006 calendar year that remains after the date hereof). An Annual Bonus, if any, will be paid to Executive by Employer on April 30th of the fiscal year following the fiscal year to which such Annual Bonus relates. Executive must be employed by the Company or Employer as of April 30 in any given calendar year in order to be eligible to earn an Annual Bonus with respect to such calendar year. In addition to the Annual Bonus, Executive shall be entitled to a one-time transaction bonus in an amount equal to his then current Annual Base Salary (the “Transaction Bonus”) payable upon consummation of a Liquidity Event, so long as Executive remains employed by the Company or Employer until the date of such transaction.
          Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death, disability, life insurance plans and any other plan offered by the Company or the Employer to its executive-level personnel. Executive shall be entitled to four (4) weeks of paid vacation during each calendar year. Any unused vacation may be carried over to subsequent years and if not used prior to Separation, shall be paid out in cash; provided that Executive shall not be entitled to accrue more than eight (8) weeks of vacation at any given time. Any vacation must be taken at a time mutually convenient to the Company, Employer and Executive. During the Employment Period, Employer shall reimburse Executive for all expenses incurred in furtherance of the Company’s and Employer’s business, which expenses are consistent with Employer’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Employer’s requirements with respect to reporting and documentation of such expenses. During the Employment Period, the Employer shall reimburse Executive for (i) his country club dues in an amount not greater than $1,500 per month and (ii) the premium on Executive’s life insurance policy with Equitable Life, policy number 154-202-035, beginning with the remaining period of 2006, pro rated based on the numbers of days remaining in 2006 from the date hereof in an annualized amount not greater than $19,000 (increasing by $1,500 per year),
          (c) Separation. The Employment Period will continue until (i) Executive’s resignation, Disability or death, or (ii) the Board decides to terminate Executive’s employment with or without Cause. If Executive’s employment is terminated by Employer without Cause or by Executive with Good Reason, then (i) during the two-year period commencing on the date of termination (the “Severance Period”), Employer shall continue to pay to Executive his then applicable Annual Base Salary in equal installments on the Employer’s regular salary payment dates for such period (the “Wage Severance”), (ii) during the Severance Period, Executive shall continue to participate in, and be entitled to all accrued benefits under, employee benefit programs for senior executive employees (other than bonus and incentive compensation plans) of the Company and its Subsidiaries to the extent permitted under the terms of such programs and under applicable law; provided, that, if such plans or programs do not permit Executive to receive medical, dental, vision and the other benefits he and his dependants were otherwise entitled prior to Separation, in each case, substantially similar to those received by him and his dependants prior to Executive’s Separation, the Employer shall provide such medical, dental, vision and other benefits substantially similar to those received by Executive and his dependants prior to his Separation either by reimbursing Executive for the costs of COBRA, obtaining an individual policy for Executive or allowing him to continue under the plans of the Company and its Subsidiaries, (iii) Employer shall pay to Executive an amount equal to two times the average of Executive’s previous three (3) Annual Bonuses (or such shorter period if less than three full years have elapsed prior to a Separation), which amount shall be paid ratably over the Severance Period on the regular salary payment dates for such period (items (i), (ii) and (iii) collectively referred to herein as, the “Severance Payments”), (iv) Employer shall pay to Executive the amount of any Annual Bonus earned with respect to the calendar year prior to the year of Separation when due and, subject to Section 6(b). a pro-rated Annual Bonus for the year of Separation, (v) Employer shall reimburse Executive for any expenses incurred in furtherance of the Company’s business prior to Separation, which expenses are consistent with Employer’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Employer’s requirements with respect to reporting and documentation of such expenses and (vi) Employer shall pay Executive for all accrued but unused vacation. For purposes of computing the average of Executive’s previous three (3) Annual Bonuses for clause (iii) above, (w) if his Separation occurs prior to January 1, 2007, the Annual Bonus shall be deemed to be the annualized pro rated portion of his Annual Bonus (determined in good faith by the Board based upon the achievement as of the Separation Date by the Company, Employer and their Subsidiaries of financial and other objectives set by the Board in consultation with Executive in conjunction with the Company’s annual budgetary process) for 2006, (x) if a Separation occurs prior to January 1, 2008 but on or after January 1, 2007, the Annual Bonus shall be deemed to be the annualized Annual Bonus paid for 2006, (y) if a Separation occurs prior to January 1, 2009 but on or after January 1, 2008, the Annual Bonus shall be deemed to be the average of annualized Annual Bonus paid for 2006 and the Annual Bonus paid for 2007 and (z) if a Separation occurs prior to January 1, 2010 but on or after January 1, 2009, the Annual Bonus shall be deemed to be the average of annualized Annual Bonus paid for 2006, the Annual Bonus paid for 2007 and the Annual Bonus paid for 2008. Notwithstanding the foregoing, (A) Executive shall not be entitled to receive any Severance Payments unless Executive has executed and delivered to Employer a general release in the form attached hereto as Exhibit E and (B) Executive shall be entitled to receive such payments only so long as Executive has not breached the provisions of Sections 7 or 8 hereof and does not apply for unemployment compensation chargeable to the Company during the Severance Period unless Company fails to make the Severance Payments when due. Executive shall not be entitled to the payments in clause (iii) above unless the EBITDA Threshold Date has occurred prior to Executive’s Separation. If the Employment Period is terminated by Employer with Cause, as a result of death or Disability or by Executive for resignation without Good Reason, Executive shall only be entitled to receive his Annual Base Salary through the date of termination and shall not be entitled to any other salary, compensation or employee or other benefits from the Company or its Subsidiaries thereafter, except (i) as otherwise expressly required by applicable law (such as COBRA), (ii) Employer shall pay to Executive the amount of any Annual Bonus earned with respect to the calendar year prior to the year of Separation when due, (iii) Employer shall reimburse Executive for any expenses incurred in furtherance of the Company’s business prior to Separation, which expenses are consistent with Employer’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Employer’s requirements with respect to reporting and documentation of such expenses, (iv) Employer shall pay Executive for all accrued but unused vacation and (v) Executive shall be entitled to all accrued benefits under any employee benefit programs. In the event Executive is entitled to a pro-rated bonus, the pro-ration shall be based on the achievement of the pre-approved objectives based upon Executive’s and the Company’s performance relative to the previously approved objectives. If no goals have been established and approved by the Board as of the date of termination, but executive performance goals are ultimately approved by the Board that would apply to other executive employees for the period prior to termination, then such goals as ultimately approved by the Board shall apply for purposes of determining the pro-rated Annual Bonus hereunder. In any event, the extent to which Executive has achieved the agreed upon Annual Bonus objectives and the method of proration shall be determined by the Board in the exercise of its reasonable discretion.
          7. Confidential Information.
          (a) Obligation to Maintain Confidentiality. Executive acknowledges that the information and data (including trade secrets) of a confidential, proprietary or secret nature obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Company, Employer and their respective Subsidiaries and Affiliates (“Confidential Information”) are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any Confidential Information during the Employment Period and for a period of five (5) years thereafter without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Executive shall deliver to the Company at a Separation, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. Notwithstanding the foregoing, Executive’s obligations and agreements pursuant to this Section 7(a) with respect to any Confidential Information that constitutes a “trade secret” as defined under applicable law shall continue indefinitely subsequent to the expiration of the 5-year period described above or until such Confidential Information no longer constitutes a “trade secret,” other than as a result of Executive’s acts or omissions to act.
          (b) Ownership of Property. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s, Employer’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. At the request of the Board, Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments) at the sole cost and expense of the Company. Executive understands, however, that there is no obligation being imposed on him to assign to the Company or any Subsidiary or Affiliate, any invention falling within the definition of Work Product for which no equipment, supplies, facility, or trade secret information of the Company or any of its Subsidiaries or Affiliates was used and that was developed entirely on his own time, unless: (i) such Work Product relates (A) to the Company’s, or its Subsidiaries’ or Affiliates’ businesses or (B) to their actual or demonstrably anticipated research or development, or (ii) the Work Product results from any work performed by him for them under this Agreement. Executive has identified on the signature page to this Agreement all Work Product that is or was owned by him or was written, discovered, made, conceived or first reduced to practice by him alone or jointly with another person prior to his employment under this Agreement. If no such Work Product is listed, Executive represents to the Company that he does not now nor has he ever owned, nor has he made, any such Work Product.
          (c) Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and their respective Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 7(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company, Employer or their respective Subsidiaries and Affiliates who Executive reasonably believes need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries and Affiliates) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.
          (d) Use of Information of Prior Employers. During the Employment Period, Executive will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any tangible property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person.
          8. Restrictive Covenants. Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company’s, Employer’s and their respective Subsidiaries’ trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Therefore, Executive agrees that:
          (a) Noncompetition. During the Employment Period and for a period of two years thereafter (collectively, the “Noncompete Period”), Executive shall not directly or indirectly, anywhere in the United States, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, Employer or their respective Subsidiaries or any business in which the Company, Employer or any of their respective Subsidiaries has held discussions with or has otherwise taken specific steps to acquire such business by developing a business plan or documenting synergies within two years prior to the Separation (for purposes of this Agreement, any business that engages in the management or provision of anatomic pathology diagnostic, genomics or molecular testing services (whether through physician practices, laboratories, hospitals, medical or surgical centers or otherwise) shall be deemed to compete with the Company’s and Employer’s business). Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.
          (b) Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way intentionally interfere in any material respect with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company, Employer or any of their respective Subsidiaries within six months after such person ceased to be an employee of the Company, Employer or any of their Subsidiaries, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such

Subsidiary or in any way intentionally interfere in any material respect with the relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries had specific discussions or had requested and received significant information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two year period immediately preceding a Separation.
          (c) Enforcement. If, at the time of enforcement of Section 7 or this Section 8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).
          (d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section 8 are in consideration of: (i) employment with the Employer, (ii) the issuance of the Executive Securities by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 7and this Section 8 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be conducted throughout the United States and other jurisdictions where the Company, Employer or their respective Subsidiaries conduct business during the Employment Period, (ii) notwithstanding the state of organization or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the United States and other jurisdictions where the Company, Employer or their respective Subsidiaries conduct business during the Employment Period, and (iii) as part of his responsibilities, Executive will be traveling throughout the United States and other jurisdictions where the Company, Employer or their respective Subsidiaries conduct business during the Employment Period in furtherance of Employer’s business and its relationships. Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of Section 7 and this Section 8 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Employer now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area. Notwithstanding any provision of this Agreement to the contrary, nothing contained in this Section 8 shall limit or alter the right of Executive to own an equity interest in the Company (or its successor) either before of after his Separation Date.

GENERAL PROVISIONS
          9. Definitions.
          “Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor.
          “Board” means the Company’s board of managers.
          “Cause” means (i) the conviction or plea of no contest for or indictment on a felony or a crime involving dishonesty or fraud, which involves a material matter, with respect to the Company, Employer or any of their respective Subsidiaries or any of their customers or suppliers, (ii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board, (iii) gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries that is materially harmful to the Company, Employer or any of their respective Subsidiaries, and (iv) any breach by Executive of Sections 7 or 8 of this Agreement. In the case of a termination for Cause pursuant to clause (ii) above, Employer agrees that Executive shall have the opportunity to address the Board before such termination for Cause becomes effective and shall have a one-time 15 business day opportunity to cure such failure (i.e., a right not applicable to any subsequent failure) upon written notice describing the action or omission constituting the Cause event.
          “Disability” means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is or will be unable to effectively perform the essential functions of Executive’s duties for a continuous period of more than 60 days or for 90 days (whether or not continuous) within a 180 day period after reasonable accommodation, as determined by the Board in good faith.
          “EBITDA” means, with respect to any Person(s) for any period, the earnings of such Person(s) for such period before interest, taxes, depreciation and amortization for such period, determined on a consolidated basis in accordance with United States generally accepted accounting principles as in effect from time to time.
          “EBITDA Threshold Date” means the last day of the calendar month, if any, in which the Company has consolidated EBITDA of at least $15 million on a pro forma basis (after giving effect to any acquisitions or dispositions by the Company or any of its Subsidiaries that have been consummated and taking into account the pro-forma adjustments consistent with the Company’s senior credit agreement) over the full twelve calendar month period ending on such day, as if such acquisitions or dispositions had occurred on the first day of the first calendar month in such twelve calendar month period.
          “Equity Agreement” means an Equity Agreement, as defined in the LLC Agreement.
          “Executive Securities” will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Executive Securities (i) by way of a unit split, unit dividend, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (iii) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all Unvested Founders Units shall remain Unvested Co-Invest Units after any Transfer thereof.
          “Fair Market Value” of each Unit of Executive Securities means the fair market value of such Unit as initially determined in good faith by the Board consistent with these provisions. For such purpose, the fair market value of such Unit of Executive Securities shall equal the amount the holders thereof would receive if the Company sold all of its assets as a private company going concern for cash after a reasonable opportunity to market such sale to a willing buyer, satisfied all of its liabilities and liquidated in accordance with the LLC Agreement, all as of the Separation Date giving rise to the need to determine fair market value; provided that such determination shall not take into account any premiums or discounts and shall disregard (and add back for purposes of determining EBITDA) any payments or obligations to the Investors for management or consulting fees, including pursuant to that certain Management Services Agreement, dated as of the date hereof, by and among SPLP, Employer and GSO Capital Partners. The Board shall deliver to Executive written notice of such fair market value concurrent with the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, delivery of the Supplemental Repurchase Notice), which notice shall provide reasonable support for such determination including the fair market value of each class of Units on a per unit basis as determined by the Board consistent with these provisions. If Executive disagrees with such determination, Executive shall deliver to the Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice). Upon receipt of Executive’s written notice of objection, the Board and Executive will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 20 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 20 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser jointly selected by the Board and Executive, which appraiser shall submit to the Board and Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 30 days after delivery of the Repurchase Notice or within seven days after delivery of the Supplemental Repurchase Notice, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public companies, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four appraisal firms. The expenses of such appraiser shall be borne equally by Executive and the Company unless the appraiser’s valuation is more than (i) 20% greater than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by the Company and (ii) 20% less than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by Executive. In making such appraisal, the appraiser shall determine the fair value of the Company as a whole without any discount for either lack of control or contractual restrictions on transfer applicable to the Executive Securities. Any determination of fair market value shall be based upon the terms and conditions of this Agreement, and under no circumstances shall the appointed appraiser add to, modify, disregard or change any of the provisions of this Agreement, and the jurisdiction and scope of such appraiser shall be limited accordingly. The determination of Fair Market Value pursuant to this definition shall be final and binding upon all parties.
          “Good Reason” means (i) a reduction in, or failure to pay when due or promptly thereafter, Executive’s Annual Base Salary, (ii) a material diminution in Executive’s titles or duties inconsistent with his position, (iii) failure to pay any Annual Bonus when due or a reduction in Executive’s Annual Bonus opportunity of 100% of the Annual Base Salary, (iv) a material reduction in the employee benefits offered to Executive that is not also applicable to executive employees of the Employer generally, and (v) a change in Executive’s principal office to a location more than 50 miles from Palm Beach Gardens, Florida, in each case without the prior written consent of Executive; provided that written notice of Executive’s resignation must be delivered to the Company within 30 days after his actual knowledge of any such event in order for such resignation to be with Good Reason for any purpose hereunder and that the Company has a reasonable opportunity to cure in the event of a notice with respect to clause (ii) above.
          “Liquidity Event” means a Liquidity Event, as defined in the LLC Agreement.
          “LLC Agreement” means the Limited Liability Company Agreement of the Company, as amended from time to time pursuant to its terms.
          “Original Cost” means, with respect to each Co-Invest Unit purchased hereunder, the Unreturned Capital (as defined in the LLC Agreement) with respect to such Unit as of the date of determination.
          “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.
          “Public Offering” means any underwritten sale of common equity securities of the Company or Employer (or, in each case, any corporate successor thereto) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission.
          “Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Separation” means Executive ceasing to be employed by the Company, Employer or any of their respective Subsidiaries for any reason.
          “Separation Date” means the date of a Separation.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
          “Subsidiary Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of Employer or another Subsidiary of the Company.
          “Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).
          “Unit” means a Unit, as defined in the LLC Agreement.
          10. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when received (i) if delivered personally to the recipient, (ii) if sent to the recipient by reputable express courier service (charges prepaid) or (iii) if mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:
If to Employer or the Company:
Aurora Diagnostics, LLC/
Aurora Diagnostics Holdings, LLC
114 Via Verde Way
Palm Beach Gardens, Florida 33418-6205
Attention: Chief Executive Officer
with copies to:
Summit Partners, L.P.
222 Berkeley Street
Boston, Massachusetts 02116
Attention: Thomas S. Roberts
Telephone: (617) 824-1000
Facsimile: (617)824-1100
and
GSO Capital Partners
280 Park Avenue, 11th Floor
New York, NY 10017
Attention: Wesley W. Lang, Jr.
and
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Ted H. Zook, P.C.
                  Jody S. Gale
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

If to the Company:
Aurora Diagnostics Holdings, LLC
114 Via Verde Way
Palm Beach Gardens, Florida 33418-3205
Attention: Chief Executive Officer
with copies to:
Summit Partners, L.P.
222 Berkeley Street
Boston, Massachusetts 02116
Attention: Thomas S. Roberts
Telephone: (617) 824-1000
Facsimile: (617)824-1100
and
GSO Capital Partners
280 Park Avenue, 11th Floor
New York, NY 10017
Attention: Wesley W. Lang, Jr.
and
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Ted H. Zook, P.C.
                   Jody S. Gale
Telephone: (312) 861-2000
Facsimile: (312)861-2200
If to Executive:
James C. New
114 Via Verde Way
Palm Beach Gardens, FL 33418-6205
with copies to:
Alston & Bird LLP
Bank of America Plaza
101 South Tryon Street, Suite 4000
Charlotte, North Carolina 28280-4000
Facsimile Number: (704)444-1673
Attention: Lee R. Rimler

If to the Investors:
Summit Partners, L.P.
222 Berkeley Street
Boston, Massachusetts 02116
Attention: Thomas S. Roberts
Telephone: (617) 824-1000
Facsimile: (617)824-1100
and
GSO Capital Partners
280 Park Avenue, 11th Floor
New York, NY 10017
Attention: Wesley W. Lang, Jr.
with a copy to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Ted H. Zook, P.C.
                   Jody S. Gale
Telephone: (312) 861-2000
Facsimile: (312)861-2200
and
Finn Dixon & Herling LLP
One Landmark Square
Stamford, Connecticut 06901
Attention: Michael J. Herling
Telephone: (203)325-5015
Facsimile: (203) 348-5777
or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.
          11. General Provisions.
          (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such equity for any purpose.
          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          (d) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
          (e) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
          (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, Employer, the Investors and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.
          (g) Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Employer and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          (h) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.
          (i) Executive’s Cooperation. During the Employment Period, Executive shall cooperate with the Company, Employer and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company desires Executive’s cooperation in accordance with this paragraph after the Employment Period, the Company shall reimburse Executive for reasonable travel expenses (including lodging and meals, upon submission of receipts) and compensate Executive at a reasonable rate for such cooperation, as determined by mutual agreement of the Company and Executive.
          (j) Remedies. Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. In the event any such parties file suit and does not prevail, they shall reimburse Executive for his reasonable attorney’s fees in defending such suit and in the event Executive files suit and does not prevail, Executive shall reimburse such parties for their reasonable attorney’s fees in defending such suit.
          (k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Majority Summit Investors (as defined in the LLC Agreement).
          (1) Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any reasonable medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.
          (m) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
          (n) Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or its Subsidiaries, including, without limitation, wages and bonuses. In the event the Company or its Subsidiaries does not make such deductions or withholdings on Executive’s behalf, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.
          (o) Termination. This Agreement (except for the provisions of Sections 6(a) and (b)) shall survive a Separation and shall remain in full force and effect after such Separation.
          (p) Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.

          (q) Deemed Transfer of Executive Securities. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such units are to be repurchased shall no longer have any rights as a holder of such units (other than the right to receive payment of such consideration in accordance with this Agreement), and such units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such units, whether or not the certificates therefor have been delivered as required by this Agreement.
          (r) No Pledge or Security Interest. The purpose of the Company’s retention of Executive’s certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and Sections 9.4 and 9.10 of the LLC Agreement and does not by itself constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.
          (s) Rights Granted to Investors and their Affiliates. Any rights granted to the Investors and their Affiliates hereunder may also be exercised (in whole or in part) by their designees.
          (t) Subsidiary Public Offering. If, after consummation of a Subsidiary Public Offering, the Company distributes securities of such Subsidiary to members of the Company, then such securities will be treated in the same manner as the units with respect to which they were distributed for purposes of Sections 1, 2, 3, 4 and 5 hereof.
          (u) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
*  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first above written.

AURORA DIAGNOSTICS HOLDINGS, LLC
By:	/s/ Martin J. Stefanelli
	Name:	Martin J. Stefanelli
Its: Secretary

AURORA DIAGNOSTICS, LLC
By:	/s/ Martin J. Stefanelli
	Name:	Martin J. Stefanelli
Its: Secretary

By:	/s/ James C. New
James C. New

Signature Page to Senior Management Agreement of James C. New

Agreed and Accepted:
THE INVESTORS:
SUMMIT VENTURES VI-A, L.P.
By: Summit Partners VI (GP), L.P.
Its: General Partner
By: Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Its: Member

SV VI-B AURORA HOLDINGS, L.P.
By: Summit Partners VI (GP), L.P.
Its: General Partner
By: Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Its: Member

SUMMIT VI ADVISORS FUND, L.P.
By: Summit Partners VI (GP), L.P.
Its: General Partner
By: Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Its: Member

SUMMIT VI ENTREPRENEURS FUND, L.P.
By: Summit Partners VI (GP), L.P.
Its: General Parmer
By: Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Its: Member

Signature Page to Senior Management Agreement of James C. New

SUMMIT INVESTORS VI, L.P.
By: Summit Partners VI (GP), L.P. Its: General Partner
By: Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Its: Member

SUMMIT PARTNERS PRIVATE EQUITY FUND
VII-A, L.P.
By: Summit Partners PE VII, L.P.
Its: General Partner
By: Summit Partners PE VII, LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Its: Member

SPPE VII-B AURORA HOLDINGS, L.P.
By: Summit Partners PE VII, L.P.
Its: General Partner
By: Summit Partners PE VII, LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Its: Member

GSO SPECIAL SITUATIONS FUND LP
By:	/s/ George Fan
	Name:	George Fan
	Its:	Chief Legal Officer

GSO SUMNOSTICS HOLDINGS (US), INC.
By:	/s/ George Fan
	Name:	George Fan
	Its:	Vice President

Signature Page to Senior Management Agreement of James C. New